Exhibit 99.1

CONSENT SOLICITATION STATEMENT

Harbinger Group Inc.

Consent Solicitation Relating to

$925,000,000 Aggregate Principal Amount of 7.875% Senior Secured Notes due 2019 (CUSIP No. 41146ADPX)

THE CONSENT SOLICITATION (AS DEFINED HEREIN) EXPIRES AT 5:00 P.M. NEW YORK CITY TIME ON MAY 23, 2014 UNLESS EXTENDED BY US (SUCH TIME AND DATE AS IT MAY BE EXTENDED THE “EXPIRATION TIME”). CONSENTS WITH RESPECT TO THE NOTES (AS DEFINED HEREIN) MAY BE REVOKED AT ANY TIME PRIOR TO THE EARLIER OF (I) THE EXPIRATION TIME AND (II) THE TIME AT WHICH THE REQUISITE CONSENTS (AS DEFINED HEREIN) FOR THE NOTES HAVE BEEN RECEIVED (SUCH TIME THE “REVOCATION DEADLINE”).

The Consent Solicitation

In this consent solicitation statement (as it may be amended or supplemented from time to time, the “Statement”) and the accompanying consent letter with respect to its 7.875% Senior Secured Notes due 2019 (the “Notes,” and such consent letter, the “Consent Letter” and together with this Statement, the “Solicitation Documents”), Harbinger Group Inc. (the “Company”) is soliciting (the “Consent Solicitation”) consents (each a “Consent,” and collectively, the “Consents”) to proposed amendments (the “Proposed Amendments”) to the Indenture dated as of December 24, 2012 (as amended and supplemented through the date hereof, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which Indenture governs the Notes, from each person in whose name a Note was registered at 5:00 p.m., New York City time, on May 8, 2014 (the “Record Date”) or their duly designated proxies, including for the purposes of the Consent Solicitation, persons who held Notes through The Depository Trust Company (“DTC”) as of the Record Date (“DTC Participants” and, together with such registered holders, the “Holders”). Capitalized terms used but not defined herein have the respective meanings set forth in the Indenture.

The Company is soliciting Consents to the Proposed Amendments in order to amend certain defined terms and to amend Section 4.07 under the Indenture. The Proposed Amendments would amend Section 4.07 of the Indenture and the related definition of Consolidated Net Income to permit the Company greater flexibility to make restricted payments, including an additional ability to make payments of up to $100 million in connection with repurchases of its equity securities. See “Description of the Proposed Amendments.”

Pursuant to the terms of the Indenture and the Consent Solicitation, adoption of the Proposed Amendments with respect to the Notes requires the Consent of Holders as of the Record Date of a majority in principal amount of the outstanding Notes not owned by the Company or any of its affiliates as of the Record Date (such consents, the “Requisite Consents”). Promptly after the receipt of the Requisite Consents on or prior to the Expiration Time, the Company and the Trustee will execute a supplemental indenture (the “Supplemental Indenture”).

The Company will not pay a consent fee to Holders for providing Consents hereunder.

The Company reserves the right, subject to applicable law, to amend, waive or modify the terms of the Consent Solicitation or extend the Expiration Time for any reason, or to terminate the Consent Solicitation for any reason, in which case the Proposed Amendments would not be adopted.

May 9, 2014

i

INTRODUCTORY STATEMENT

The Solicitation Documents contain information regarding us, the Proposed Amendments and the Consent Solicitation. We urge you to read the Solicitation Documents carefully. You should rely only on the information contained in this Statement or to which we have referred you. We have not authorized anyone to provide you with information that is different from that contained in this Statement, and if provided, such information must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agents (as defined herein), if any, the Tabulation Agent (as defined herein) and the Information Agent (as defined herein), if any, or any other person. The information in this Statement may only be accurate on the date of this Statement. None of the Trustee, the Solicitation Agents, if any, the Tabulation or the Information Agent, if any, have independently verified nor do any of such entities make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein. In this Statement, unless otherwise indicated or the context requires otherwise, the “Company,” “we,” “us” and “our” refers to Harbinger Group Inc., the issuer of the Notes.

We are not aware of any jurisdiction in which the making of the Consent Solicitation is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the Consent Solicitation would not be in compliance with applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with any such law, the Consent will not be solicited from Holders residing in such jurisdictions.

This Statement is being furnished to the Holders so that they can consider consenting to the Proposed Amendments. We have not authorized its use for any other purpose. This Statement may not be copied or reproduced in whole or in part. It may be distributed and its contents disclosed only to the Holders to whom it is provided. By accepting delivery of this Statement, you agree to these restrictions.

This Statement is based on information provided by us and by other sources. We cannot assure you that this information is accurate or complete, and the delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct, as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in our affairs since the date hereof. This Statement summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this Statement. In making a decision, you must rely on your own examination of us and the terms of the Consent Solicitation, including the merits and risks involved. You should not consider any information in this Statement to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the Consent Solicitation.

If you have questions about the Consent Solicitation, you should contact the Tabulation Agent at the addresses and telephone number set forth on the last page of this Statement.

By accepting receipt of a copy of this Statement and any documents referred to in this Statement, or by making any other requests for additional information relating to the Consent Solicitation, each Holder agrees to keep confidential the contents of the various documents including this Statement and all other written information that from time to time has been or will be disclosed to such Holder concerning us or any of our affiliates, and agrees not to disclose any portion of such information to any person other than its own consultants and advisors, or as may be required by applicable law or in a legal proceeding involving us or any of our affiliates. This prohibition does not apply to documents and other written information that are already of public record at the time of such disclosure.

The Company may extend, amend or terminate the Consent Solicitation in its sole discretion, subject to applicable law. The Company is making the Consent Solicitation subject to the terms and conditions described in the Solicitation Documents.

Subject to applicable law and existing debt agreements of the Company, we may purchase or exchange Notes in the open market, in privately negotiated transactions, through tender offers or otherwise or we may redeem Notes that are able to be redeemed, if any, pursuant to their terms. Any future purchases will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we may choose to pursue during or following the Consent Solicitation.

The Company, its subsidiaries, its affiliates, the Trustee, the Solicitation Agents, if any, the Tabulation Agent and the Information Agent, if any, do not make any recommendation as to whether or not the Holders should Consent to the adoption of the Proposed Amendments.

None of this Statement, the Consent Letter or any related documents have been approved or reviewed by the United States Securities and Exchange Commission (the “SEC”) or any United States federal or state securities commission or regulatory authority. No authority has passed upon the accuracy or adequacy of any of this Statement, the Consent Letter or any related documents, and it is unlawful to make any representation to the contrary.

THE COMPANY

We are a diversified holding company focused on acquiring businesses with attractive assets that we consider to be undervalued or fairly valued and growing our acquired businesses. Our principal holdings include the following: (i) Spectrum Brands Holdings, Inc., our subsidiary that provides global branded consumer products; (ii) Fidelity & Guaranty Life, our subsidiary that provides life insurance and annuity products; (iii) Front Street Re (Cayman) Ltd. and Front Street Re Ltd., our subsidiaries engaged in the business of providing long-term reinsurance, including reinsurance to the specialty insurance sector of fixed, deferred and payout annuities; (iv) Salus Capital Partners, LLC, our subsidiary engaged primarily in the business of providing secured asset-based loans across a variety of industries; and (v) HGI Energy Holdings, LLC, our subsidiary that holds our interests in a joint venture engaged in owning and operating producing conventional oil and gas assets. We hold certain of our assets, manage a portion of our available cash and acquire interests in possible acquisition targets through our wholly-owned subsidiary, HGI Funding, LLC. We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we reincorporated in Delaware under the name Harbinger Group Inc. Our common stock trades on the New York Stock Exchange under the symbol “HRG.”

DESCRIPTION OF THE PROPOSED AMENDMENTS

In this Statement and the accompanying Consent Letter, the Company is soliciting Consents to the Proposed Amendments to the Indenture that governs the Notes from the Holders of record on the Record Date. The Notes were issued in an original aggregate principal amount of $700.0 million on December 24, 2012, and an additional $225.0 million aggregate principal amount of Notes were subsequently issued on July 23, 2013. All of the Notes remain outstanding as of the date hereof.

The Proposed Amendments would permit the Company greater flexibility to make Restricted Payments, including an additional ability to make payments of up to $100 million in connection with repurchases of its equity securities.

Set forth below is a brief description of the Proposed Amendments to the Indenture, which would be implemented by a Supplemental Indenture. Promptly after the Expiration Time, subject to receipt of the Requisite Consents, the Company and the Trustee will execute the Supplemental Indenture. The Supplemental Indenture will not become operative unless and until the General Condition (as defined below) is satisfied or waived upon the Company’s acceptance, subject to pro ration, of the Notes validly tendered (and not validly withdrawn), as of the early tender deadline in connection with the proposed Exchange Offer (as described in “The Exchange Offer,” below).

A.	Amendments to Section 4.07 (Limitation on Restricted Payments)

The Proposed Amendments would amend Section 4.07 of the Indenture as follows (capitalized terms used but not defined herein have the meanings given to them in the Indenture, as amended by the Proposed Amendments, amended language shown in strikethrough or bold, underlined text, as applicable):

(a) The Company will not, and, to the extent within the Company’s control, will not permit any of its Subsidiaries (including any Guarantor) to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt of the Company or any Guarantor except a payment of interest or principal at Stated Maturity; or

(iv) make any Investment in any direct or indirect parent of the Company;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Company could Incur at least $1.00 of Debt under paragraph (b)(1) of Section 4.06, and

(3) the aggregate amount expended for all Restricted Payments made on or after the ~~Issue Date~~January 21, 2014 would not, subject to paragraph (c), exceed the sum of

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the first fiscal quarter commencing after the ~~Issue Date~~January 21, 2014 and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B) subject to paragraph (c), the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company (other than from a Subsidiary) after the ~~Issue Date~~January 21, 2014

(i) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

(ii) as a contribution to its common equity (other than Equity Interests sold to a Subsidiary), plus

(C) $~~30,000,000~~30,000,000.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Company’s Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

Section 4.07(b) (Limitation on Restricted Payments) shall be revised to modify clause (6) as follows:

(6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year, commencing with the fiscal year during which the Issue Date occurred, does not exceed an aggregate amount equal to the sum of (x) $~~10,000,000~~25,000,000 and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (6) in prior fiscal years commencing with the fiscal year during which the Issue Date occurred, provided that no more than $~~20,000,000~~50,000,000 may be carried forward from a ~~prior~~ fiscal year to ~~a new~~the next succeeding fiscal year such that ~~any~~the aggregate amount of cash consideration paid pursuant to this clause (6) in any fiscal year shall not exceed $~~30,000,000~~50,000,000;

and to add clause (14) as follows:

(14) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in an aggregate amount not to exceed $100,000,000.

Section 4.07(c) and Section 4.07(d) (Limitation on Restricted Payments) shall be revised as follows:

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) through (9), (11) ~~and~~, (12) and (14) will not be included in making the calculations under clause (3) of paragraph (a).

(d) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (~~13~~14) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.07, the Company will be entitled to divide, classify or re-classify (based on circumstances existing at the time of such re-classification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the paragraph (a) of this Section 4.07.

B.	Amendments to Section 1.01 (Definition of “Consolidated Net Income”)

The Proposed Amendments would amend and restate the definition of “Consolidated Net Income” as follows (capitalized terms used but not defined herein have the meanings given to them in the Indenture, as amended by the Proposed Amendments, amended language shown in strikethrough or bold, underlined text, as applicable):

““Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (or loss) of any Person that is not a Guarantor, ~~except that net income shall be included to the extent of the~~provided, however, that dividends or other distributions actually paid in cash to the Company or any of the Guarantors by such Person during such period shall be included;

(2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) any net after-tax gains or losses attributable to or associated with the extinguishment of Debt or Hedging Agreements;

(4) the cumulative effect of a change in accounting principles;

(5) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(6) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(7) any expenses or charges related to any issuance of Equity Interests, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the Notes and the consummation of the exchange offer pursuant to the Registration Rights Agreement;

(8) any expenses or reserves for liabilities to the extent that the Company or any Subsidiary of the Company is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Company or such Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Company or such Subsidiary will not be indemnified;

(9) to the extent specifically included in the unconsolidated Statement of Operations of the Company, (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to hedging obligations for currency exchange risk shall be excluded (until realized, at which time such gains or losses shall be included); and

(10) to the extent specifically included in the unconsolidated Statement of Operations of the Company, any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, ASC 815, Accounting for Derivative Instruments and Hedging Activities, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, non-cash charges arising from the springing maturity feature of ~~the Notes~~any Debt, and restructuring and related charges and acquisition and related integration charges.

THE CONSENT SOLICITATION

The following is a brief description of the terms and conditions of the Consent Solicitation. While we believe that the following description covers the material terms of the Consent Solicitation, this summary may not contain all of the information that is important to you. For a more complete understanding of the Consent Solicitation, you should carefully read the Solicitation Documents in their entirety and the other documents to which we refer herein.

General

The Company is soliciting Consents to the Proposed Amendments from Holders of Notes as of the Record Date, upon the terms and subject to the conditions set forth in the Solicitation Documents. The valid completion, execution and delivery of the Consent Letter by you prior to the Expiration Time will constitute delivery of Consent by you to the Proposed Amendments. The Company is seeking Consents to the Proposed Amendments as a whole. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid. Promptly after the receipt of the Requisite Consents on or prior to the Expiration Time, the Company intends to enter into the Supplemental Indenture with the Trustee, which, upon satisfaction or waiver of the General Condition (defined below) and upon the Company’s acceptance, subject to pro ration, of the Notes validly tendered (and not validly withdrawn) as of the early tender deadline in connection with the proposed Exchange Offer (as described in “The Exchange Offer,” below), will become operative to amend the Indenture to give effect to the Proposed Amendments. Consents can be revoked only in accordance with the procedures described in “—Revocation of Consents” below. Regardless of whether the Proposed Amendments or the Supplemental Indenture become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture.

Upon the Supplemental Indenture becoming operative, all Holders will be bound by the terms of the Supplemental Indenture, even if they did not Consent to the Proposed Amendments. While the Company expects to execute the Supplemental Indenture promptly after the receipt of the Requisite Consents on or prior to the Expiration Time, the terms of the Supplemental Indenture will not become operative unless and until the General Condition has been satisfied or waived and upon the Company’s acceptance, subject to pro ration, of the Notes validly tendered (and not validly withdrawn) as of the early tender deadline in connection with the proposed Exchange Offer (as described in “The Exchange Offer,” below).

The Company is offering to exchange up to $350 million aggregate principal amount (the “Tender Cap”) of its 7.750% Senior Notes due 2022 (the “Additional Senior Notes”) for properly tendered (and not withdrawn) outstanding Notes (the “Exchange Offer”). The commencement of the Exchange Offer is subject to the receipt of the Requisite Consents to approve the Proposed Amendments. Each holder of Notes who consents to the Proposed Amendments may tender up to all of the Notes owned by such holder in the Exchange Offer. Holders who do not consent to the Proposed Amendments may also tender their Notes in the Exchange Offer. If the principal amount of Notes properly tendered (and not withdrawn) in exchange for Additional Senior Notes exceeds the Tender Cap, the Company will (i) first, accept Notes on a ratable basis based on the Notes tendered on or prior to the early tender date (as defined in the Exchange Offer documents), and (ii) second, accept Notes on a ratable basis based on the Notes tendered after the early tender date and on or prior to the expiration date of the Exchange Offer.

The provisions of the Indenture may be amended with the Consent of Holders of not less than a majority in aggregate principal amount of the outstanding Notes (subject to certain exceptions, none of which are applicable to the Proposed Amendments) not owned by the Company or its affiliates. In determining whether the Company has received the Requisite Consents, Notes owned by the Company or any affiliate of the Company as of the Record Date shall be deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such Consents, only Notes that the Trustee knows to be so owned by the Company or any affiliate of the Company shall be so disregarded.

Consent Fee

The Company will not pay a consent fee to Holders for providing Consents hereunder.

Conditions to the Consent Solicitation

The Consent Solicitation is conditioned on (a) there being received prior to the Expiration Time (and not validly revoked) the Requisite Consents and (b) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendments, the entering into of the Supplemental Indenture or question the legality or validity of any thereof (the “General Condition”). The General Condition is for the Company’s sole benefit and may be asserted by the Company, in its sole discretion, regardless of the circumstances giving rise to such conditions or may be waived by the Company, in whole or in part, in its sole discretion, whether or not any other condition of the Consent Solicitation is waived. The Company has not made a decision as to what circumstances would lead the Company to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by the Company concerning the events described in this section will be final and binding on all Holders.

Termination, Amendments and Extensions

The Company expressly reserves the right, in its sole discretion, subject to applicable law, (i) to terminate the Consent Solicitation at any time for any reason (including after the Expiration Time and prior to the execution and delivery of any Supplemental Indenture), whether or not the Requisite Consents have been obtained, (ii) to amend, waive or modify any of the terms of the Consent Solicitation, including the Record Date, at any time prior to the execution and delivery of the Supplemental Indenture and for any reason at any time, (iii) to extend the Expiration Time, including on a daily basis, at any time and from time to time in its sole discretion for any reason, and (iv) not to extend the Consent Solicitation beyond the original Expiration Time or any date and time to which the Consent Solicitation has been previously extended. If the Company takes any of these actions, the Company will make a public announcement thereof by 9:00 a.m., New York City time, on the following business day.

If the Company makes a material change in the terms of the Consent Solicitation or if the Company waives a material condition of the Consent Solicitation, the Company will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after such change or waiver and extend the Consent Solicitation to the extent required by law. Failure of any Holder to be so notified will not affect the change or waiver or the extension of the Consent Solicitation. If the Consent Solicitation is amended prior to the Expiration Time in a manner determined by the Company, in its sole discretion, to be adverse to the Holders, the Company promptly will disclose such amendment by informing Holders through a public announcement or otherwise and extend the Expiration Time and permit revocations of Consents in respect of the Notes for a period deemed by the Company, in its sole discretion, to be adequate to permit Holders to deliver or revoke their Consents. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to BusinessWire, PR Newswire, the Dow Jones News Service or such other news service as the Company deems appropriate, in its sole discretion, or as otherwise required by law.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date and their duly appointed proxies. Only Holders or their duly designated proxies may execute and deliver a Consent. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent. Accordingly, for the purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants who held Notes through DTC as of the Record Date. In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter and deliver it to the Tabulation Agent in accordance with the instructions set forth herein and therein. A beneficial owner of an interest in Notes held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given with respect to such Notes.

The execution and delivery of a Consent will not affect a Holder’s right to sell or transfer Notes. All validly delivered Consents received by the Tabulation Agent prior to the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder as of the Record

Date validly revokes such Consent prior to the Expiration Time by following the procedures set forth under “—Revocation of Consents” below. The transfer of Notes after the Record Date will not have the effect of revoking any Consent validly delivered to the Tabulation Agent. Each Consent properly received by the Tabulation Agent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described under “—Revocation of Consents” below has been complied with.

Holders who wish to Consent to the Proposed Amendments should complete and sign the Consent Letter included herewith and mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery of an original) their properly completed and executed Consent Letter to the Tabulation Agent at the address or facsimile number set forth at the end of this Statement and on the Consent Letter, all in accordance with the instructions set forth herein and therein.

The Consent Letter should be delivered to the Tabulation Agent, not to the Company or any other person. However, the Company reserves the right to accept any Consent received by the Company or any other party that is otherwise in proper form.

If you are a beneficial owner of Notes held through a bank, broker or other financial institution and you wish to Consent to the Proposed Amendments, you must contact such entity to consent on your behalf. You are urged to contact such entity promptly in order to allow adequate processing time.

Holders should not tender or deliver Notes at any time in connection with the Consent Solicitation.

All Consent Letters that are properly completed, signed and delivered (and not validly revoked) to the Tabulation Agent will be given effect in accordance with the specifications thereof.

Consent Letters of Holder(s) must be executed in exactly the same manner as the names of such Holder(s) appear(s) on the certificates for the Notes to which the Consent Letter relates, or are registered with DTC in the case of Holders who are DTC Participants. If a Consent Letter is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent Letter evidence satisfactory to the Company of authority to execute the Consent Letter. If no certificate number or numbers and no aggregate principal amount of the Notes as to which a Consent is delivered is specified, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have given or withheld, depending on whether the “For” or “Against” box is marked (provided that if neither box is marked, the Holder will be deemed to have given), a Consent with respect to the entire aggregate principal amount of the Notes that such Holder holds. If a certificate number is provided but no aggregate principal amount is specified, the Holder will be deemed to have given or withheld, depending on whether the “For” or “Against” box is marked (provided that if neither box is marked, the Holder will be deemed to have given), its Consent only with respect to the aggregate principal amount of the Notes represented by that certificate.

The registered ownership of the Notes as of the Record Date shall be provided by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) of Consent Letters will be determined by the Company in its sole discretion, which determination will be final and binding, subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the Company’s opinion or the opinion of the Company’s counsel, be unlawful. Any interpretation of the terms and conditions of the Consent Solicitation by the Company shall be conclusive and binding. The Company also reserves the right, subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived by the Company, in its sole discretion, any defects or irregularities in connection with Consent Letters must be cured within such time as the Company determines. None of the Company, any of its affiliates, the Trustee, the Tabulation Agent and the Information Agent, if any, the Solicitation Agents, if any, or any other person shall be under any duty to give any notification of any defects, irregularities or waivers, nor shall any of them incur any liability for failure to give any such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

Revocation of Consents

Any Holder who has delivered a Consent may revoke such Consent by sending a written notice of revocation to the Tabulation Agent in accordance with the following procedures. In order to be effective, a notice of revocation of Consent must (i) contain the name of the person who delivered the Consent Letter and the Notes to which it relates, the certificate number or numbers of such Notes (not applicable to DTC Participants) and the aggregate principal amount of the Notes represented by such revocation, (ii) be in the form of a subsequent Consent Letter marked “Against” the Proposed Amendments, (iii) be signed by the Holder thereof in the same manner as the original signature on the Consent Letter and (iv) be received by the Tabulation Agent prior to the Revocation Deadline at its address set forth on the Consent Letter. A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not be effective to revoke a Consent previously given. A revocation of a Consent can only be accomplished in accordance with the foregoing procedures.

The transfer of Notes after the Record Date will not have the effect of revoking any Consent validly delivered to the Tabulation Agent.

No Holder may revoke its Consent after the Revocation Deadline.

Notwithstanding the foregoing, if the Consent Solicitation is amended prior to the Expiration Time in a manner determined by the Company, in its sole discretion, to be adverse to the Holders, the Company promptly will disclose such amendment by informing Holders through a public announcement or otherwise and extend the Expiration Time and permit revocations of Consents in respect of the Notes for a period deemed by the Company, in its sole discretion, to be adequate to permit Holders to deliver or revoke their Consents.

Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to BusinessWire, PR Newswire, the Dow Jones News Service or such other news service as the Company deems appropriate, in its sole discretion, or as otherwise required by law.

All questions as to the form and validity (including time of receipt) of any revocation of a Consent will be determined by the Company in its sole discretion, which determination shall be final and binding, subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Company nor any of its affiliates, the Trustee, the Tabulation Agent and the Information Agent, if any, the Solicitation Agents, if any, or any other person shall be under any duty to give any notification of any defects or irregularities with respect to any revocation of a Consent, nor shall any of them incur any liability for failure to give any such notification.

Solicitation Agents and Tabulation Agent and Information Agent

The Company has appointed Wells Fargo Bank, National Association as Tabulation Agent for the Consent Solicitation (in such role, the “Tabulation Agent”). As of the date hereof, the Company has not appointed any Solicitation Agent for the Consent Solicitation (in such role, the “Solicitation Agents”) or any Information Agent for the Consent Solicitation (in such role, the “Information Agent”) other than the Tabulation Agent, but we reserve the right to appoint Solicitation Agents and Information Agents in the future. In the event that the Company appoints either any Solicitation Agents or Information Agents, all the fees and expenses of the Solicitation Agents and the Information Agent, subject to certain limitations, will be paid by the Company. Requests for additional copies of this Statement and the Consent Letter should be directed to the Tabulation Agent at the address set forth at the end of this Statement. Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding material to their customers.

Any Solicitation Agents appointed by us may, in the ordinary course of their business, have provided and may in the future provide various commercial and investment banking and other services to us, for which they receive customary compensation. Such Solicitation Agents, in the ordinary course of their business, may make markets in securities of the Company, its subsidiaries and affiliates. As a result, from time to time, such Solicitation Agents may own certain of our securities.

Financial Advisor

Credit Suisse Securities (USA) LLC is acting as financial advisor only to the Company in connection with the Consent Solicitation and not as solicitation agent.

THE EXCHANGE OFFER

Promptly following receipt of the Requisite Consents, the Company will offer to exchange up to $350 million aggregate principal amount (the “Tender Cap”) of its 7.750% Senior Notes due 2022 (the “Additional Senior Notes”) for the Company’s properly tendered (and not withdrawn) outstanding Notes in the Exchange Offer. The commencement of the Exchange Offer is subject to the receipt of the Requisite Consents to approve the Proposed Amendments. Each holder of Notes who consents to the Proposed Amendments may tender up to all of the Notes owned by such holder in the Exchange Offer. Holders who do not consent to the Proposed Amendments may also tender their Notes in the Exchange Offer. If the principal amount of Notes properly tendered (and not withdrawn) in exchange for Additional Senior Notes exceeds the Tender Cap, the Company will (i) first, accept Notes on a ratable basis based on the Notes tendered on or prior to the early tender date (as defined in the Exchange Offer documents), and (ii) second, accept Notes on a ratable basis based on the Notes tendered after the early tender date and on or prior to the expiration date of the Exchange Offer.

The consideration in the exchange offer will be set such that, in exchange for each $1,000 principal amount of Senior Secured Notes properly tendered (and not withdrawn) and accepted by the Company (plus accrued and unpaid interest on $1,092.50 principal amount of Additional Senior Notes to but not including the settlement date), participating holders of Senior Secured Notes will receive $1,092.50 (plus accrued and unpaid interest on $1,000 principal amount of Senior Secured Notes to but not including the settlement date) principal amount of Additional Senior Notes. For example, if the settlement date for the exchange offer is May 27, 2014, for each $1,000 principal amount of Senior Secured Notes properly tendered (and not withdrawn) and accepted by the Company, participating holders of Senior Secured Notes will receive $1,091.76 principal amount of Additional Senior Notes.

The Exchange Offer is being made by a separate Offer to Exchange. Copies of the Offer to Exchange are available from the Company. See “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risks described below and the other information that we have included in this Statement before deciding to provide your Consent. The risks described below are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial, which are not included in this Statement, may also impair our business, financial condition or results of operations. See “Certain United States Federal Income Tax Considerations” for a discussion of other risks that may also affect you.

If the Proposed Amendments are implemented, we will be permitted greater flexibility to make Restricted Payments under the Indenture, including the ability to make an additional $100 million of Restricted Payments to repurchase equity securities.

The Indenture limits the ability of the Company and its restricted subsidiaries to make certain Restricted Payments. If the Proposed Amendments are implemented in the Supplemental Indenture, the Company and its restricted subsidiaries will be permitted greater flexibility to make Restricted Payments, including the ability to purchase, redeem, acquire or retire for value Equity Interests of the Company in an aggregate amount up to $100.0 million.

The Consent Solicitation could result in an adverse effect on the existing rating agency ratings for the Notes.

There can be no assurance to Holders of the Notes that as a result of the Consent Solicitation or otherwise, one or more rating agencies, including Standard & Poor’s or Moody’s, would not take action to downgrade or negatively comment upon their respective ratings on the Notes. Any downgrade or negative comment would likely adversely affect the market price of the Notes.

The Consent Solicitation is subject to certain conditions.

The consummation of the Consent Solicitation is subject to the satisfaction or waiver by the Company of certain conditions. See “The Consent Solicitation—Conditions to the Consent Solicitation.” There can be no assurance that such conditions will be met or waived. Additionally, the Proposed Amendments will only become operative upon the Company’s acceptance, subject to pro ration, of the Notes validly tendered (and not validly withdrawn) as of the early tender deadline in connection with the proposed Exchange Offer (as described in “The Exchange Offer” ).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations of the Consent Solicitation that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below). This discussion does not address state, local or non-U.S. tax considerations nor does it consider all aspects of federal income taxation which may be relevant to particular Holders in light of their individual investment circumstances or to certain types of Holders subject to special tax rules. For example, this discussion does not address the tax considerations relevant to beneficial owners of the Notes who are financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, Holders that hold Notes as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, or Non-U.S. Holders (as defined below) that are U.S. expatriates, “controlled foreign corporations,” or “passive foreign investment companies.” In addition, this discussion generally does not address any U.S. federal income tax consequences to a Non-U.S. Holder that: (i) is engaged in a U.S. trade or business, (ii) is a non-resident alien who is present in the United States for 183 or more days during the taxable year, or (iii) is a corporation that operates through a U.S. branch. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, the Medicare contribution tax on unearned income or other tax considerations of the Consent Solicitation. This discussion assumes that Holders have held their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions as of the date hereof. These authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences significantly different from those set forth below.

Holders should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current U.S. federal income tax law as to the appropriate tax consequences of the adoption of the Proposed Amendments. No statutory, administrative or judicial authority directly addresses the treatment of the adoption of the Proposed Amendments for U.S. federal income tax purposes. The Company has not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary. As a result, this summary is not binding on the IRS or the courts, and no assurance can be given that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

As used in this summary, a “U.S. Holder” means any beneficial owner of the Notes that is, for U.S. federal income tax purposes: (i) a U.S. citizen or a resident alien for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of Notes that is not a U.S. Holder and that is, for U.S. federal income tax purposes, an individual, corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), estate or trust.

If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of the Notes, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of the Notes should consult their own tax advisors as to the federal income, state, local and non-U.S. tax consequences of the adoption of the Proposed Amendments.

This summary is for general information only and is not intended to be, nor should it be construed as, legal or U.S. federal income tax advice with respect to any Holder and no opinion or representation with respect to the U.S. federal income tax consequences to any such Holder is made. Holders should consult their own tax advisors regarding the U.S. federal income, state, local and non-U.S. tax consequences of the Consent Solicitation and adoption of the Proposed Amendments.

IRS CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS NOTICE IS NOT INTENDED OR WRITTEN BY US TO BE USED OR RELIED UPON, AND CANNOT BE USED OR RELIED UPON BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Tax Consequences to U.S. Holders

The U.S. federal income tax consequences to a U.S. Holder of the adoption of the Proposed Amendments will depend in part upon whether the adoption of the Proposed Amendments results in a “significant modification” of the Notes and thus a deemed exchange of the Notes for new Notes with respect to which gain (but not loss) may be recognized. Under the applicable Treasury Regulations, the modification of a debt instrument is a “significant modification” if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A modification of a debt instrument that is not a significant modification does not result in a deemed exchange.

The Company intends to take the position that the adoption of the Proposed Amendments does not result in a significant modification. Based on this position, a U.S. Holder (i) will not recognize any gain or loss with respect to a deemed exchange of the Notes as a result of the adoption of the Proposed Amendments and (ii) will continue to have the same tax basis, holding period and accrued market discount (if any) with respect to the Notes as it had immediately prior to the adoption of the Proposed Amendments.

U.S. Holders are encouraged to consult their tax advisors regarding the risk that adoption of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the tax consequences if the adoption of the Proposed Amendments were to be treated as a deemed exchange, and the tax consequences of holding the Notes after the adoption of the Proposed Amendments.

Tax Consequences to Non-U.S. Holders

Non-U.S. Holders will generally not be subject to U.S. federal income tax, regardless of whether the adoption of the Proposed Amendments results in a deemed exchange of Notes for new Notes. Non-U.S. Holders are encouraged to consult their tax advisors regarding the risk that adoption of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the tax consequences if the adoption of the Proposed Amendments were to be treated as a deemed exchange, and the tax consequences of holding the Notes after the adoption of the Proposed Amendments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Statement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important business and financial information to you by referring you to those documents.

•	Our (i) Annual Report on Form 10-K for the year ended September 30, 2013, filed with the SEC on November 27, 2013 (as amended, the “2013 Annual Report”); and (ii) Amendment Number 1 to the 2013 Annual Report on Form 10-K/A, filed with the SEC on December 6, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2013, filed on February 7, 2014;

•	Current Reports on Form 8-K filed on December 20, 2013, December 20, 2013, December 26, 2013, January 15, 2014, January 21, 2014, February 14, 2014 and February 27, 2014;

•	Current Reports on Form 8-K/A filed on March 4, 2014 (other than Exhibit 99.2) and May 3, 2013 (other than Exhibit 99.2);

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date of this Statement and before the termination of this exchange offer;

•	the sections describing the Notes, entitled “Description of Notes,” and “Risk Factors—Risks Related to the Notes,” contained in the Prospectus dated December 31, 2013, filed with the SEC in accordance with Rule 424(b) of the Securities Act on January 3, 2014; and

•	the sections describing the Additional Senior Notes, entitled “Description of Notes,” “Risk Factors—Risks Related to the Notes” and “Book-Entry, Delivery and Form of Securities,” contained in the Prospectus dated March 14, 2014, filed with the SEC in accordance with Rule 424(b) of the Securities Act on March 14, 2014;.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Thomas A. Williams, Executive Vice President and Chief Financial Officer, Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Telephone No. (212) 906-8555.

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this Statement.

FORWARD-LOOKING STATEMENTS

This Statement contains, documents incorporated by reference and certain oral statements made by our representatives from time to time may contain, forward-looking statements that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HGI’s management and the management of HGI’s subsidiaries, including target businesses. Generally, forward-looking statements include information concerning possible or assumed future actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: the ability of HGI’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, HGI’s and its subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HGI or HGI subsidiaries, completing future acquisitions and dispositions, litigation and other regulatory matters, potential and contingent liabilities, management’s plans, changes in regulations and taxes.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance. You should understand that many important factors, in addition to those discussed in the section entitled “Risk Factors” in this Statement and under Part I: Item 1A. “Risk Factors” in our 2013 Annual Report, which is incorporated by reference herein, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.

Requests for assistance in completing and delivering the Consent Letter or requests for additional copies of this Statement, the Consent Letter and other related documents, or questions regarding the terms and conditions of the Consent Solicitation should be directed to the Tabulation Agent at its address and telephone number below.

Wells Fargo Bank, National Association

By Registered or Certified Mail:

Wells Fargo Bank, National Association

Corporate Trust Services

Attn: Administrator for Harbinger Group Inc.

150 East 42nd Street, 40th floor

New York, NY 10017

By Regular Mail or Overnight Courier:

Wells Fargo Bank, National Association

Corporate Trust Services

Attn: Administrator for Harbinger Group Inc.

150 East 42nd Street, 40th floor

New York, NY 10017

In Person by Hand:

Wells Fargo Bank, National Association

Corporate Trust Services

Attn: Administrator for Harbinger Group Inc.

150 East 42nd Street, 40th floor

New York, NY 10017

By Facsimile (For Eligible Institutions Only): (917) 260-1593

For Information or Confirmation by Telephone: (917) 260-1550 or (612) 667-0337